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                           EXHIBIT INDEX


     EXHIBIT
     NUMBER    EXHIBIT

     2.1 Agreement and Plan of Merger, dated July 8, 1998, by and between Equity Residential Properties Trust and Merry Land & Investment Company, Inc. , as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 4, 1998 (incorporated by reference to Appendix A of EQR's Proxy Statement dated September 14, 1998 relating to the Special Meeting of Shareholders of EQR held on October 15, 1998 which was part of EQR's registration statement on Form S-4/A (SEC File No. 333-61449)).